EXHIBIT 12(b)

I, Sean Dranfield, President and I, Troy Statczar, Treasurer of the Henderson Global Funds (the "Trust"), each certify that:

1. The Form N-CSR of the Trust for the period ended January 31, 2009 (the "Report") fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.


By:      /s/ Sean Dranfield
         ------------------
         Sean Dranfield
         President (principal executive officer) of Henderson Global Funds

Date:    March 31, 2009


By:      /s/ Troy Statczar
         -----------------
         Troy Statczar
         Treasurer (principal financial officer) of Henderson Global Funds

Date:    March 31, 2009